Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC Prices Public Offering of $80 Million 4.250% Notes Due 2020

PHILADELPHIA, PA, December 1, 2016 – FS Investment Corporation (NYSE: FSIC) announced that it has priced an underwritten public offering of an additional $80 million in aggregate principal amount of its 4.250% unsecured notes due 2020 pursuant to a reopening of such notes. The newly issued notes are priced at a premium to par at an issue price of 100.531%, plus accrued and unpaid interest from July 15, 2016 up to, but not including, the date of delivery of such newly issued notes. The notes will mature on January 15, 2020 and may be redeemed in whole or in part at FSIC’s option at any time at par plus a “make-whole” premium, if applicable. The offering is expected to close on December 8, 2016, subject to customary closing conditions.

Wells Fargo Securities, LLC is acting as underwriter for this offering.

FSIC expects to use the net proceeds of this offering to repay outstanding indebtedness.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FSIC before investing. The pricing term sheet dated December 1, 2016, the preliminary prospectus supplement dated December 1, 2016, and the accompanying prospectus dated June 3, 2016, each of which has been filed with the U.S. Securities and Exchange Commission, contain this and other information about FSIC and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of FSIC and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file with and has been declared effective by the U.S. Securities and Exchange Commission. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus, copies of which may be obtained from Wells Fargo Securities, LLC at 608 2nd Avenue South, Minneapolis, MN 55402, Attn: WFS Customer Service, or via phone at (800) 645-3751, or via email at wfscustomerservice@wellsfargo.com. Investors may also obtain these documents for free by visiting EDGAR on the U.S. Securities and Exchange Commission’s website at www.sec.gov.

About FS Investment Corporation

FSIC is a publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of FS Investments, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (GSO). GSO, with approximately $89.3 billion in assets under management as of September 30, 2016, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments.

About FS Investments

FS Investments is a leading asset manager that designs alternative investments to help institutional, advisory and individual investors build better portfolios. Its solutions provide access to alternative asset classes and top managers through a spectrum of structures, including business development companies, closed-end credit funds and operating companies. The firm is dedicated to setting industry standards for investor-centric service, education and transparency.

FS Investments was founded in 2007 as Franklin Square Capital Partners. It is headquartered in Philadelphia with offices in Orlando and Washington, DC. The firm currently manages six funds with over $18 billion in assets under management as of September 30, 2016, and co-manages an operating company. Its affiliated broker-dealer, FS Investment Solutions, LLC (member FINRA/SIPC), distributes its offerings.

CONTACT INFORMATION:

Media:

FS Investments Media Team

215-495-1174

media@fsinvestments.com

Investors:

Dominic Mammarella

Director, Investor Relations

215-220-4280

dominic.mammarella@fsinvestments.com

About Blackstone and GSO Capital Partners

Blackstone is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. The firm does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $355 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services.

GSO is the global credit and distressed investment platform of Blackstone. With approximately $85 billion of assets under management, GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and it also advances rescue financing to help distressed companies.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the U.S. Securities and Exchange Commission. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.